               THC HEALTHCARE INC. CONSOLIDATED
                         BALANCE SHEET
                         MAY 31, 1997
                See Accountant's Compilation Report

                             ASSETS

CURRENT ASSETS:
        CASH                         $  777,740.47
        TRADE ACCOUNTS RECEIVABLE     2,611,406.81
        INVENTORIES                     597,569.08
        CURR PORTION NOTE RECEIVABLE     56,421.57
        PREPAID EXPENSE                  50,293.54
                                    ----------------
        TOTAL CURRENT ASSETS                           4,110,309.47

RENTAL EQUIPMENT                                       1,161,778.52

PROPERTY AND EQUIPMENT                                   443,952.52

NOTE RECEIVABLE, less curr por                           101,949.06

NOTES RECEIVABLE RELATED PARTY                            21,768.00

GOODWILL                                               1,104,799.85

DEPOSITS                                                 109,035.53

INVESTMENT IN SUBSIDIARIES                                     0.79
                                                     --------------

TOTAL ASSETS                                         $ 7,053,593.74


                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
        CURRENT PORTION L/T DEBT     2,258,421.73
        CURRENT PORTION L/T DEBT 2     204,546.77
        CURR PORTN L/T DEBT REL PRTY    55,412.21
        ACCOUNTS PAYABLE             2,709.056.95
        ACCRUED LIABILITIES            572,094.90
                                   ----------------
TOTAL CURRENT LIABILITIES                              5,799,532.56
                                                   ----------------
LONG-TERM DEBT, Net of Current                           791,954.59
                                                   ----------------

LONG-TERM DEBT RELATED PARTY                             121,050.00
                                                    ---------------
OTHER LIABILITIES                                         49,050.00
                                                    ---------------

STOCKHOLDER'S EQUITY:
        COMMON STOCK                                       4,047.40
        ADDITIONAL PAID-IN CAPITAL                     6,497,329.29
      ACCUMULATED DEFICIT                             6,877,474.50-
                                                    ---------------
                TOTAL STOCKHOLDER'S EQUITY               292,006.59
                                                    ---------------
TOTAL LIABILITIES & S/H EQUITY                       $ 7,053,593.74


                         STATEMENT OF INCOME
         FOR THE MONTH AND FIVE MONTHS ENDED MAY 31, 1997
                See Accountant's Compilation Report

                   CURRENT PERIOD   %         YEAR-TO-DATE      %

INCOME:
   RENTAL INCOME      377,079.79    0.0       2,217,935.07      0.0
   REVENUES           310,580.63    0.0       2,268,336.32      0.0
   OTHER REVENUE        9,777.43    0.0          59,972.86      0.0
                    -----------     ----      --------------   ----
TOTAL GROSS REVENUE $ 697,437.85    0.0     $ 4,546,244.25      0.0

SALES RETURNS
    & ALLOWANCES       67,476.18    0.0         262,508.28      0.0
CAPITALIZATION         14,273.73    0.0         100,175.19      0.0
DOUBTFUL ACCOUNTS
 EXPENSE               93,310.48    0.0         567,942.01      0.0
SALES VARIANCE         81,204.91-   0.0         217,615.21-     0.0
                     -----------    ----      -------------     ---
TOTAL REVENUE       $ 598,582.37    0.0     $ 3,833,233.98      0.0

COST OF GOODS SOLD
    SALES COST OF GOODS
     SOLD             103,106.22    0.0       1,260,222.98      0.0
    RENTAL COST OF GOODS
     SOLD              72,989.67    0.0         376,314.44      0.0
                      ----------    ----    --------------     ----
TOTAL COST OF GOODS
    SOLD            $ 176,095.89    0.0     $ 1,636,537.42      0.0

GROSS MARGIN          422,486.48    0.0       2,196,696.56      0.0

GENERAL, SELLING AND ADMINISTRATIVE EXPENSES
  SALARIES, WAGES &
     BENEFITS       $ 210,869.90    0.0     $ 1,262,110.79      0.0
  PURCHASES SERVICES
     EXPENSE            3,916.64    0.0          27,044.14      0.0
  PROFESSIONAL FEES     7,225.99    0.0         124,622.32      0.0
  RENT/LEASE EXPENSE   29,575.48    0.0         157,447.33      0.0
  SUPPLIES EXPENSE      5,738.78    0.0          38,949.79      0.0
  MARKETING EXPENSE       833.30    0.0          32,173.74      0.0
  TAX EXPENSE             250.00    0.0           1,098.93      0.0
  REPAIRS & MAINTENANCE 2,721.48    0.0          11,800.27      0.0
  BANK CHARGES            341.91    0.0          18,142.27      0.0
  CASH OVER/UNDER           1.19-   0.0              19.32-     0.0
  INSURANCE EXPENSE     6,208.67    0.0          73,219.97      0.0
  POSTAGE EXPENSE       1,417.08    0.0          10,292.44      0.0
  UTILITIES EXPENSE     3,421.48    0.0          22,053.44      0.0
  TELEPHONE EXPENSE    18,748.16    0.0          70,179.85      0.0
  WAREHOUSE EXPENSE       391.74    0.0          31,971.42      0.0
  AUTO EXPENSE         16,594.95    0.0          81,153.49      0.0
  TRAVEL EXPENSE        7,445.89    0.0          47,768.26      0.0



MEALS &
  ENTERTAINMENT           166.15    0.0           1,494.15      0.0
TRAINING & SEMINARS        60.00    0.0           2,129.66      0.0
MOVING EXPENSE            330.73    0.0           1,977.33      0.0
LICENSES                  300.00    0.0           3,364.04      0.0
DUES & SUBSCRIPTIONS        0.00    0.0           3,424.40      0.0
DEPRECIATION EXPENSE   40,282.31    0.0         196,403.51      0.0
BAD DEBT EXPENSE       33,257.16    0.0         181,769.38      0.0
OPERATING EXPENSE       4,089.83    0.0          28,128.19      0.0
                     -----------    ----       -----------     ----
TOTAL EXPENSES     $  394,186.44    0.0     $ 2,428,699.79      0.0
                     -----------    ----     -------------     ----
NET OPERATING INCOME   28,300.04    0.0     $   232,003.23-     0.0

OTHER INCOME:
   INTEREST INCOME        736.10    0.0           6,789.10      0.0
                      ----------    ----     -------------     ----
TOTAL OTHER INCOME        736.10    0.0           6,789.10      0.0

OTHER DEDUCTIONS:
   PENALTIES        $       0.00    0.0             107.18      0.0
   AMORTIZATION EXPENSE 4,640.00    0.0          23,200.00      0.0
   INTEREST EXPENSE    20,942.72    0.0         135,954.02      0.0
   STOCK TRANSFER EXPENSE   0.00    0.0             416.00      0.0
   GAIN/LOSS ON
    SALE OF ASSET           0.00    0.0             874.20-     0.0
                     -----------    ----     -------------     ----
TOTAL OTHER
   DEDUCTIONS       $  25,582.72    0.0   $     158,803.00      0.0

NET INCOME          $   3,453.42    0.0   $     384,017.13-     0.0



